EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated November 10, 1995, is made between HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation ("Employer"), and ANDREW L. ROGAL ("Employee"), formerly a resident of Pittsburgh, Pennsylvania, and now a resident of Richmond, Virginia.

                                 RECITALS

     WHEREAS, Employer is a publicly traded holding company for a network of insurance agencies in the United States and Canada;

     WHEREAS, Employee has since 1982 been an employee of Employer's Pittsburgh office;

     WHEREAS, Employee was named President of Employer on February 8, 1995, and has recently moved to Richmond;

     WHEREAS, Employee, as President of Employer, will have access to sensitive knowledge about all aspects of Employers' operations, including, without limitations, information about the customer base and financial capabilities of each of Employer's other offices;

     WHEREAS, Employer desires to protect its operations and to limit disclosure or use of the knowledge of each such office;

     WHEREAS, Employee desires to accept employment as President for the term specified herein, subject to the terms, covenants and conditions specified herein; and

     WHEREAS, Employer avers and Employee acknowledges that Employer will incur substantial costs in developing, increasing, improving, and protecting its business;

     NOW, THEREFORE, in consideration of the premises stated above and the sum of $1.00, receipt of which is acknowledged by Employee, Employer's employment or continued employment of Employee, and the mutual promises contained in this Agreement, the parties agree as follows:

      1.  EMPLOYMENT:  TERM, COMPENSATION; RENEWAL.
Employer agrees to employ Employee as its President for an initial term of three (3) years ("Initial Term"), effective as of January 1, 1996 ("Effective Date"), and to compensate Employee as described on Exhibit A attached hereto and incorporated herein by this reference.

     Upon the expiration of the Initial Term, this Agreement shall renew for one (1) year terms; provided that this Agreement shall not renew if either party gives written notice to the other not less than ninety (90) days prior to the end of the Initial Term (or any renewals thereof) of its intent not to renew the Agreement, and provided further that either party may terminate this Agreement at any time after the Initial Term, with or without cause, upon the giving of ninety (90) days written notice to the other of its intent to do so. If this Agreement is terminated by either party on notice, Employee shall continue to render services faithfully during such period and his employment hereunder shall terminate at the end of the notice period. At its sole option, Employer may elect to pay Employee, as severance pay, the base salary due Employee for the unexpired portion of the notice period, thereby immediately terminating Employee's employment in lieu of permitting Employee to continue performing his duties during the notice period. Employee's compensation shall be reviewed by the Compensation Committee of the Board of Directors of Employer not less frequently than annually during the term of this Agreement and any extensions or renewals thereof, may be adjusted upward or downward in Employer's sole exercise of its reasonable business discretion and shall be full compensation for all services performed by Employee under this Agreement.

      2.  FULL EFFORTS OF EMPLOYEE.  Employee represents to
Employer that he has no employment or other relationship with any competitor of Employer which would restrict him in performing the duties contemplated herein. Employee agrees to indemnify and hold Employer harmless from all claims and damages (including reasonable attorneys' fees and costs) suffered by Employer and arising out of a breach of the foregoing representation. Employee agrees (i) to devote his full business time and energies to the business and affairs of Employer, (ii) to use his best efforts, skills and abilities to promote the interests of the Employer and the related business interests of employer and its other subsidiaries and (iii) to perform faithfully and to the best of his ability all assignments of work given to him by Employer. During the course of his employment hereunder, Employee shall not, directly or indirectly, enter into or engage in any other activity or other gainful employment without the prior written consent of employer.

      3. FULL COMPENSATION FOR SERVICES. All business, including insurance, bond, risk management, self-insurance and other services (collectively, the "HRH Business"), transacted through the efforts of Employee or any other employee of Employer or any of its subsidiary corporations (Employer and its subsidiary corporations are herein referred to as the "HRH Companies.") shall be the sole property of the Employer and the HRH Companies, and Employee acknowledges that he shall have no right to any commission or fee resulting from the conduct of such business other than in the form of the compensation referred to in paragraph 1. Premiums, commissions or fees on the HRH Business transacted through the efforts of Employee shall be invoiced to the insured or purchaser by Employer or one of the other HRH Companies. All checks or bank drafts received by Employee from any insured or purchaser shall be made payable to such company and all amounts collected by Employee shall be promptly turned over to Employer.

      4. CONFIDENTIAL INFORMATION. For purposes of this paragraph 4, the following words shall have the following respective meanings:


     "Confidential Information" shall mean any and all information of a proprietary or confidential nature and trade secrets of Employer and the HRH Companies.
     Such confidential information shall include, but not be limited to, information about the HRH Customers such as customer identities and lists, revenues from customers' accounts, customer risk characteristics and requirements, key contact personnel, financial data and performance, payroll, policy expiration dates, policy terms, conditions and rates, information about prospective customers; information about the HRH Companies such as methods of soliciting business, documents, financial data, marketing programs and specialized insurance markets; and nonpublic information about Employer such as financial results and operations and pending or threatened litigation. Confidential information may be acquired from any source during Employee's term of employment, whether or not such information was expressly disclosed to Employee during the term of his employment.

     "Employer" shall mean Hilb, Rogal and Hamilton
     Company, any of its predecessors and any person or entity from which it has, now or at the time of termination, acquired insurance accounts;

     "HRH Companies" means Employer and any subsidiary of Employer; and

     "HRH Customers" means the customers of the HRH
     Companies, specifically including, without limitation,
     "Customers" and "Prospective Customers" (each as defined in paragraph 5).

Employee acknowledges that, in the course of his employment hereunder, he will become acquainted and entrusted with Confidential Information which is the exclusive property of Employer. Employee further acknowledges that (i) Employer and the HRH Companies derive actual and potential economic value from the Confidential Information not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (ii) Employer and the HRH Companies have expended and currently expend substantial effort to acquire Confidential Information, and expend substantial effort, and expect their employees to expend substantial effort, to maintain the secrecy of the Confidential Information. Employee agrees and covenants that he will safeguard such Confidential Information from exposure to, or appropriation by, unauthorized persons, either within or outside the employment of Employer or the HRH Companies, and that he will not, directly or indirectly, without the prior written consent of Employer and HRH during the term of this Agreement and any time in the three year period following termination of this Agreement, divulge or make any use of any Confidential Information except as may be required in the course of his employment hereunder. Upon termination of his employment, Employee covenants to deliver to Employer all information and materials, including personal notes and reproductions, relating to any Confidential Information, the HRH Companies, and the HRH Customers, which are in his possession or control.

      5. NONPIRACY COVENANTS. For the purpose of this paragraph 5, the following terms shall have the following meanings:

     "Customers" shall be limited to those customers of Employer for whom there is an insurance policy or bond in force or to or for whom Employer is rendering services as of the date of termination of Employee's employment;

     "Employer" shall mean Hilb, Rogal and Hamilton
     Company, its predecessors and successors, and each of the subsidiary corporations of Hilb, Rogal and Hamilton Company engaged in business as an insurance agency as of the date of termination of Employee's employment;

     "Prohibited Services" shall mean (i) services in the fields of insurance or bonds or (ii) services performed by Employer, its agents or employees in any other business engaged in by Employer on the date of termination of Employee's employment. "Field of insurance" does not include title insurance, but does include all other lines of insurance sold by Employer, including, without limitation, property and casualty, life, group, accident, health, disability, and annuities;

     "Prospective Customers" shall be limited to those parties known by Employee to have been solicited for business within any Prohibited Service within the twelve (12) month period preceding the date of termination of Employee's employment, and with or from whom, within the twelve (12) month period preceding the date of termination of Employee's employment, someone acting on behalf of Employer either had met for the purpose of offering any Prohibited Service or had received a written response to an earlier solicitation to provide a Prohibited Service;

     "Restricted Period" shall mean the period of three (3) years immediately following the date of termination of Employee's employment.

     Employee recognizes that over a period of many years the Employer has developed, at considerable expense, relationships with, and knowledge about, Customers and Prospective Customers which constitute a major part of the value of the Employer. During the course of his employment by Hilb, Rogal and Hamilton Company, Employee will either have substantial contact with, or obtain substantial knowledge about, these Customers and Prospective
Customers. In order to protect the value of the Employer's business, Employee covenants and agrees that, in the event of the termination of his employment, whether voluntary or involuntary, whether with or without cause, he shall not, directly or indirectly, for his own account or for the account of any other person or entity, as an owner, stockholder, director, employee, partner, agent, broker, consultant or other participant during the Restricted Period:

     (a) solicit a Customer for the purpose of providing Prohibited Services to such Customer;

     (b) accept an invitation from a Customer for the purpose of providing Prohibited Services to such Customer;

     (c) solicit a Prospective Customer for the purpose of providing Prohibited Services to such Prospective Customer; and

     (d) accept an invitation from a Prospective Customer for the purpose of providing Prohibited Services to such Prospective
Customer.

     Subparagraphs (a), (b), (c) and (d) are separate and divisible covenants; if for any reason any one covenant is held to be illegal, invalid or unenforceable, in whole or in part, the remaining covenants shall remain valid and enforceable and shall not be affected thereby. Further, the periods and scope of the restrictions set forth in any such subparagraph shall be reduced by the minimum amount necessary to reform such subparagraph to the maximum level of enforcement permitted to Employer by the law governing this Agreement.
Additionally, Employee agrees that no separate geographic limitation is needed for the foregoing nonpiracy covenants as such are not a prohibition on Employee's employment in the insurance agency business and are already limited to only those entities which are included within the definition of "Customer" or "Prospective Customer."

      6. NONRAIDING OF EMPLOYEES. Employee covenants that during his employment hereunder (including renewals) and for twenty-four (24) months after termination of his employment, whether voluntary or involuntary, with or without cause, he will not solicit, induce or encourage for the purposes of employing or offering employment to any individuals who, as of the date of termination of Employee's employment, were employees of Employer or had been employees of Employer within the twelve (12) month period preceding Employee's termination, nor will he directly or indirectly solicit, induce or encourage any of the Employer's employees to seek employment with any other business, whether or not Employee is then affiliated with such business.

      7.  NOTIFICATION OF FORMER AND NEW EMPLOYMENT.
During the term of this Agreement and the Restricted Period specified in paragraph 5 hereof, Employee covenants to notify any prospective employer or joint venturer, which is a competitor of Employer of this Agreement with Employer; and if Employee accepts employment or establishes a relationship with such competitor, Employee covenants to notify Employer immediately of such relationship. If Employer reasonably believes that Employee is affiliated or employed by or with a competitor of Employer during the Restricted Period, then
Employee grants Employer the right to forward a copy of this Agreement to such competitor.

      8. REMEDIES UPON EMPLOYEE BREACH OF AGREEMENT.
If Employee breaches any provision of this Agreement, each of Employer and the HRH Companies reserves the right to avail itself of any remedy available to it at law or in equity. Further, Employer may, at its sole option, employ disciplinary procedures against Employee for any breach, up to and including discharge. Additionally, where allowed by law, Employer reserves the right to offset against any sums due Employer from Employee, whether for a violation of this Agreement (such as paragraph 8 or 12 hereof) or any other obligation or debt, any amounts which may otherwise be due from Employer to Employee. Employee acknowledges and agrees that Employer and the HRH Companies shall be entitled to injunctive relief against Employee for any violation by Employee of paragraph 4, 5, 6 or 7 of this Agreement. Employee agrees that the foregoing remedies shall be cumulative and not exclusive, shall not be waived by any partial exercise or nonexercise thereof and shall be in addition to any other remedies available to Employer and the HRH Companies at law or in equity.

     Notwithstanding the foregoing, if Employee breaches paragraph 4 or 5 of this Agreement, Employer may, at its sole option, seek liquidated damages with respect to each Customer or Prospective Customer procured by or through Employee, directly or indirectly, in violation of paragraph 4 or 5 of this Agreement (with such Customers being hereafter referred to as "Lost Customers" and with such Prospective Customers being hereafter referred to as "Lost Prospects"). Employee acknowledges that it would be difficult to calculate damages incurred by Employer in the event of such a breach and that the following liquidated damages clause, when so elected by Employer, is necessary and reasonable for the protection of Employer. Employer agrees that, if it elects to exercise the liquidated damages provision with respect to a Lost Customer or Lost Prospect, it shall not seek an injunction with respect thereto if Employee pays such liquidated damages. Employee also acknowledges that Employer may or may not choose to exercise this liquidated damages provision and that Employer may, at its sole option, seek injunctive relief with respect to some Lost Customers and Lost Prospects and liquidated damages with respect to other Lost Customers and Lost Prospects. Finally, Employee acknowledges that he has no right whatsoever to force Employer to exercise this liquidated damages provision, and that such choice remains entirely Employer's.

     Liquidated damages shall be calculated as follows:

     A Lost Customer shall be valued at 150% of the gross revenue to Employer in the most recent twelve (12) month period preceding the date of loss of such account. If such Lost Customer had not been a Customer of Employer for an entire twelve (12) month period, such liquidated damages shall be 150% of the gross revenue which would have been, in the absence of a breach by Employee, realized by Employer in the initial twelve (12) month period of such customer being served by Employer. A Lost Prospect shall be valued at 150% of the gross revenue realized in the initial twelve
     (12) month period of such Lost Prospect being served by any one or more persons or entities receiving such revenue as a result of Employee's breach.

     Employee acknowledges that the foregoing damage amounts are fair and reasonable, that an industry rule of thumb for the valuation of an agency is 150% of revenue and that, on the margin, selected accounts may be worth much more than 150% of their annual revenue to an agency.

     Employee shall pay such liquidated damages to Employer within five (5) business days after written demand therefor.
Thereafter, such liquidated damages shall bear interest at the maximum lawful rate. Employee acknowledges that a broker of record letter granted during the Restricted Period by a Customer or Prospective Customer in favor of Employee or any person or entity with whom or which Employee is directly or indirectly affiliated shall be prima facie evidence of a violation of paragraph 5 of this Agreement and establishes a rebuttable presumption in favor of Employer that paragraph 5 of this Agreement has been violated by Employee. Further, Employee acknowledges that he has an affirmative duty to inform such Customer or Prospective Customer that he cannot accept its business until after the Restricted Period and that he must minimize all contact with such Customer or Prospective Customer.

      9.  TOLLING OF RESTRICTIVE COVENANTS DURING
VIOLATION. If a violation by Employee of any of the restrictive covenants of this Agreement occurs, Employee agrees that the restrictive period of each such covenant so violated shall be extended by a period of time equal to the period of such violation by Employee. It is the intent of this paragraph that the running of the restricted period of a restrictive covenant shall be tolled during any period of violation of such covenant so that the Employer shall get the full and reasonable protection for which it contracted and so that Employee may not profit by his breach.

     10. STANDARDS OF PERFORMANCE; CAUSE. In addition to the full efforts required of Employee in paragraph 2 hereof and notwithstanding anything herein to the contrary, Employee's employment may be terminated or altered, immediately upon notice to the Employee, in the discretion of Employer, prior to the expiration (including renewals) of this Agreement, for "Cause." For purposes hereof and without limitation Cause shall be solely determined in good faith by Employer and shall include any dishonest, criminal or immoral conduct or any one or more acts having a material adverse effect on Employer.

     11. ESSENCE OF AGREEMENT. The restrictive covenants from Employee for the benefit of the Employer set forth herein are the essence of this Agreement with respect to Employer agreeing to employ Employee and each such covenant shall be construed as independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Employer of any of the restrictive covenants contained herein. Employer shall at all times maintain the right to seek enforcement of these provisions whether or not Employer has previously refrained from seeking enforcement of any such provision as to Employee or any other individual who has signed an agreement with similar provisions. Further, Employee grants to Employer the continuous and unilateral right, upon written notice to Employee, to lessen the restrictions of any of the covenants set forth in paragraphs 4, 5, 6 and 7 hereof by so much as Employer deems necessary either to make this Agreement in accordance with public policy of the Commonwealth of Virginia or to fit the circumstances peculiar to Employee. Additionally, Employee covenants that, during the Restricted Period, if he has any questions about the scope or meaning of any restrictive covenants of this Agreement, then he shall put such questions in writing to General Counsel of Employer, who shall then endeavor to answer such requests as soon as practicable.

     12. SEVERABILITY AND INDEPENDENCE. If any provision of this Agreement or any part of any provision of this Agreement is determined to be unenforceable for any reason whatsoever, it shall be severable from the rest of this Agreement and shall not invalidate or affect the other portions or parts of the Agreement, which shall remain in full force and effect and be enforceable according to their terms. Furthermore, no covenant herein shall be dependent upon any other covenant or provision herein, each of which covenants shall stand independently and be enforceable without regard to the other or to any other provision of this Agreement.

     13. INTERPRETATION. There shall be no presumption that this Agreement is to be construed against the Employer or the HRH Companies, since Employee acknowledges that he understands all provisions of this Agreement, that the restrictive covenants contained herein are ancillary to an enforceable agreement and are fair, necessary for the protection of Employer and the HRH Companies and relatively standard to the insurance agency industry and that he was offered the opportunity to negotiate, alter, and amend any and all provisions of this Agreement before executing this Agreement and legally binding himself hereto.

     14. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the Commonwealth of Virginia.

     15.  MISCELLANEOUS.

          A. Case and Gender. Wherever required by the context of this Agreement, the singular and plural cases and the masculine, feminine and neuter genders shall be interchangeable.

          B. Nonwaiver. The waiver by Employer of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or as a waiver of any other provisions of this Agreement.

          C. Captions. The captions provided in this Agreement are intended for descriptive and reference purposes only and are not intended to limit the applicability of the terms of any paragraph to that caption.

          D. Succession and Assignment. This Agreement shall be binding upon the parties hereto and is not assignable by Employee. This Agreement shall inure, however, to the benefit of Employer's successors and assigns, including, without limitation, successor corporations by way of merger or consolidation or any entity which purchases substantially all of the assets of Employer.

          E. Entire Agreement. This Agreement supersedes any prior written or unwritten agreement, representation or understanding between the Employer and Employee and represents the entire agreement, representations and understanding between Employer and Employee concerning the subject matter hereof.

          F.  WAIVER OF JURY TRIAL; PRAYER FOR
REFORMATION.  EACH OF EMPLOYER AND EMPLOYEE
KNOWINGLY AND VOLUNTARILY (I) WAIVES THE RIGHT TO A
JURY TRIAL IN RESPECT OF ANY LEGAL PROCEEDINGS IN
STATE OR FEDERAL COURT ARISING IN CONNECTION
HEREWITH; AND (II) REQUESTS THAT ANY COURT OR ARBITER
BEFORE WHOM THIS EMPLOYMENT AGREEMENT IS IN
CONTROVERSY REFORM THE RESTRICTIVE COVENANTS
HEREIN, IF SUCH REFORMATION IS NECESSARY TO MAKE ANY
OF THEM ENFORCEABLE, TO THE MAXIMUM LEVEL OF
ENFORCEMENT PERMISSIBLE TO EMPLOYER AND EQUITABLE
UNDER THE CIRCUMSTANCES.  THIS PROVISION IS A
MATERIAL INDUCEMENT FOR EMPLOYER TO ENTER INTO THIS
AGREEMENT.

/s/ Robert H. Hilb                      /s/ Andrew L. Rogal
_______________________________         ________________________________
EMPLOYER                                EMPLOYEE


     WITNESS the following signatures.



                                   EMPLOYER:

                                   HILB, ROGAL ANDHAMILTON COMPANY

                                     /s/ Rober H. Hilb
                                   By___________________________________
                                       Chairman and CEO
                                   Its___________________________________


                                   EMPLOYEE:

                                   /s/Andrew L. Rogal
                                   ______________________________________
                                   Andrew L. Rogal

                                 EXHIBIT A

     At the beginning of the Initial Term, Employee shall be paid an annual salary of $305,000, payable semi-monthly, as earned. Future changes in compensation need not be reflected by amendment hereto as the Compensation Committee of the Board of Directors of Employer may cause such change to be effected through signature of a payroll authorization form.